Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Artisan Partners Asset Management Inc. of our report dated February 13, 2013 relating to the financial statements of Artisan Partners Asset Management Inc. and our report dated February 13, 2013, relating to the consolidated financial statements of Artisan Partners Holdings LP and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin

February 25, 2013